Exhibit 99.1

22nd Century Group Reports Third Quarter 2024 Financial Results

Remains on Path to Cash Positive Operations in Q1 2025

Commencing Growth Strategy Leveraging Both Internal and External Brand Assets Across Multiple Categories

MOCKSVILLE, N.C., November 12, 2024 — 22nd Century Group, Inc. (Nasdaq: XXII), a tobacco products company that is leading the fight against nicotine dependence and believes smokers should have a choice about their nicotine consumption, today announced results for the third quarter ended September 30, 2024, and provided an update on recent business highlights.

Third Quarter 2024 Financial Results (compared to Second Quarter 2024, except as noted)

All figures reported below reflect continuing operations, excluding discontinued operations related to the sale and exit of the Company’s hemp/cannabis business in late 2023.

●	Net revenues decreased sequentially to $5.9 million, compared to $7.9 million.
●	Gross profit was $(0.6) million, compared to $0.6 million.
●	Operating loss increased to $3.4 million, compared to $2.0 million.
●	Net loss increased to $3.6 million, compared to $2.2 million.
●	Basic and diluted EPS decreased to $(0.27), compared to $(0.30).
●	Adjusted EBITDA loss increased to $3.2 million, from a loss of $2.6 million.
●	Net debt improved to $3.0 million, compared to $7.0 million in the preceding quarter of 2024.

“Having joined this company just under a year ago, we have transitioned from a purely financial focus to the next phase of 22nd Century Group’s turnaround plans, which includes deploying our extensive asset base of manufacturing, brand, customer relationship and distribution resources to build a sustainable and self-funding growth business,” said Larry Firestone, Chairman and CEO. “While the third quarter results reflect the operational adjustments that I spoke to on our last report intended to address underperforming results in the filtered cigar business, we remain focused on our goal of EBITDA breakeven results in the first quarter of 2025. We expect that the changes in our core CMO business will drive revenue growth going forward at appropriate margin levels.

“I am also excited to announce that we are now moving ahead on our plans to launch additional products, including VLN® SKUs within key customer brand families, as part of our drive to expand the distribution of reduced nicotine content cigarettes manufactured by 22nd Century. Adding VLN® within other brand families is a straightforward way to reduce our time to market, increase consumer awareness and expand the VLN® footprint. This is really the beginning for 22nd Century as the synchronicity between the CMO business and VLN® is progressing as planned and is the foundation for our growth plans for 2025 and beyond.”

Third Quarter 2024 - Discussion of Product Line Net Revenues

●	Cigarette net revenues, including export volume, increased to $4.1 million or 18% compared to $3.5 million in the prior year comparable period. Q3 2024 cigarette carton volumes declined 22% due to prior year comparable period stocking orders but benefitted from price increases that took effect in April 2024. Cigarette net revenues were stable compared to the immediately preceding quarter, which benefitted from a periodic Spectrum® research cigarette order valued at $0.9 million.
●	Filtered cigars net revenues decreased to $1.7 million, compared to $4.1 million in the prior year comparable period, and $3.3 million in the immediately preceding quarter, reflecting lower volumes as the Company completed last time buy orders under our terminated contract manufacturing agreements, now having transitioned away from low or negative margin filtered cigar orders. Additionally, price increases for certain customers took effect in April 2024. The Company is presently in discussions for additional volume in this category under new agreements with improved margin.
●	Cigarillo distribution net revenues amounted to $0.2 million, compared to $0 in the prior year quarter and $0.6 million in the preceding quarter, reflective of the expanded Pinnacle branded product offerings launched in Q2 2024 with a top-five national convenience store chain.
●	VLN® cigarette net revenues were negligible in the third quarter, a decrease from the comparable prior year period which benefited from stocking orders with major c-stores. While the Company has secured broad distribution of its VLN® products, the sell-through has not yet materialized. The Company is making changes to rebrand and relaunch its VLN® products, which will be discussed further on the conference call noted below.

Conference Call

22nd Century will host a live webcast today at 8:00 a.m. E.T. to discuss its third quarter 2024 financial results and business highlights. The live and archived webcast will be accessible in the Events section on 22nd Century’s Investor Relations website at https://ir.xxiicentury.com/events.

Summary Financial Results

(dollars in thousands, except per share data)

	Three Months Ended
	September 30,		Change
	2024	2023	$	%
Revenues, net	$5,946	$7,871	(1,925)	(24.5)
Gross profit (loss)	$(588)	$77	(665)	(863.6)
Operating loss	$(3,377)	$(8,253)	4,876	(59.1)
Net loss from continuing operations	$(3,585)	$(8,081)	4,496	(55.6)
Basic and diluted loss per common share from continuing operations	$(0.27)	$(6.70)	6	(96.0)
Adjusted EBITDA (a)	$(3,178)	$(6,528)	3,350	51.3

	Nine Months Ended
	September 30,		Change
	2024	2023	$	%
Revenues, net	$20,361	$24,848	(4,487)	(18.1)
Gross profit (loss)	$(1,147)	$(867)	(280)	32.3
Operating loss	$(9,858)	$(30,699)	20,841	(67.9)
Net loss from continuing operations	$(11,248)	$(32,618)	21,370	(65.5)
Basic and diluted loss per common share from continuing operations	$(1.35)	$(33.35)	32	(96.0)
Adjusted EBITDA (a)	$(9,247)	$(25,740)	16,493	64.1

(a) Adjusted EBITDA is a non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results

(in thousands)

	Three Months Ended
	September 30,
	2024		2023		Change
	$	Cartons	$	Cartons	$	Cartons
Contract Manufacturing
Cigarettes	4,078	156	3,463	200	615	(44)
Filtered Cigars	1,664	253	4,088	621	(2,424)	(368)
Cigarillos	204	30	-	-	204	30
Total Contract Manufacturing	5,946	439	7,551	821	(1,605)	(382)
VLN®	-	-	320	6	(320)	(6)
Total Product Line Revenues	5,946	439	7,871	827	(1,925)	(388)

	Nine Months Ended
	September 30,
	2024		2023		Change
	$	Cartons	$	Cartons	$	Cartons
Contract Manufacturing
Cigarettes	10,942	416	11,735	640	(793)	(224)
Filtered Cigars	8,593	1,249	12,414	1,937	(3,821)	(688)
Cigarillos	756	120	-	-	756	120
Total Contract Manufacturing	20,291	1,785	24,149	2,577	(3,858)	(792)
VLN®	70	1	699	14	(629)	(13)
Total Product Line Revenues	20,361	1,786	24,848	2,591	(4,487)	(806)

About 22nd Century Group, Inc.

22nd Century Group is the pioneering nicotine harm reduction company in the tobacco industry enabling smokers to take control of their nicotine consumption.

We created our flagship product, the VLN® cigarette, to give traditional cigarette smokers an authentic and familiar alternative that helps them take control of their nicotine consumption. VLN® cigarettes have 95% less nicotine than the traditional cigarette and have been proven to greatly reduce nicotine consumption. Instead of offering new ways of delivering nicotine to addicted smokers, we offer smokers the option to take control of their nicotine consumption and make informed and more productive choices, including the choice to avoid addictive levels of nicotine altogether.

Our wholly owned subsidiaries include a leading cigarette manufacturer that produces all VLN® products and provides turnkey contract manufacturing for other tobacco brands both domestically and internationally. The 60,000 square foot facility in Mocksville, North Carolina has the capacity to produce more than 45 million cartons of combusted tobacco products annually with additional space for expansion.

Our proprietary reduced nicotine tobacco blends are made possible by comprehensive and patented technologies that regulate nicotine biosynthesis activities in the tobacco plant, resulting in full flavor and high yield with 95% less nicotine. Our extensive patent portfolio has been developed to ensure we have the only low nicotine combustible cigarette in the United States and critical international markets.  Our mission is to sell the last cigarette before the 22nd Century.

VLN® and Helps You Smoke Less® are registered trademarks of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 28, 2024, and in the Company’s Quarterly Reports filed on May 15, 2024 and August 13, 2024. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Notes regarding Non-GAAP Financial Information

In addition to the Company’s reported results in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides EBITDA and Adjusted EBITDA.

In order to calculate EBITDA, the Company adjusts net (loss) income by adding back interest expense (income), provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted by the Company for certain non-cash and/or non-operating expenses, including adding back equity-based employee compensation expense, restructuring and restructuring-related charges such as impairment, acquisition and transaction costs, and other unusual or infrequently occurring items, if applicable, such as inventory reserves and adjustments, gains or losses on disposal of property, plant and equipment, and gains or losses on investments.

The Company believes that the presentation of EBITDA and Adjusted EBITDA are important financial measures that supplement discussion and analysis of its financial condition and results of operations and enhances an understanding of its operating performance. While management considers EBITDA and Adjusted EBITDA to be important, these financial performance measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating (loss) income, net (loss) income and cash flows from operations. Adjusted EBITDA is susceptible to varying calculations and the Company’s measurement of Adjusted EBITDA may not be comparable to those of other companies.

Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. In addition to the performance measures identified above, we believe that net total debt provides a meaningful measure of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of scheduled debt repayments.

Investor Relations & Media Contact
Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands, except share and per-share data)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$5,341	$2,058
Accounts receivable, net	1,784	1,671
Inventories	2,340	4,346
Insurance recoveries	3,768	3,768
GVB promissory note	500	2,000
Prepaid expenses and other current assets	979	1,180
Current assets of discontinued operations held for sale	1,051	1,254
Total current assets	15,763	16,277
Property, plant and equipment, net	2,970	3,393
Operating lease right-of-use assets, net	1,705	1,894
Intangible assets, net	5,725	5,924
Other assets	15	15
Total assets	$26,178	$27,503

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Notes and loans payable - current	$569	$543
Current portion of long-term debt	1,500	5,848
Operating lease obligations	252	231
Accounts payable	3,098	4,445
Accrued expenses	1,367	1,322
Accrued litigation	3,768	3,768
Accrued payroll	183	883
Accrued excise taxes and fees	2,159	2,234
Deferred income	54	726
Other current liabilities	194	1,849
Current liabilities of discontinued operations held for sale	1,295	3,185
Total current liabilities	14,439	25,034
Long-term liabilities:
Operating lease obligations	1,506	1,698
Long-term debt	5,529	8,058
Other long-term liabilities	1,232	1,123
Total liabilities	22,706	35,913
Shareholders' equity (deficit)
Preferred stock, $.00001 par value, 10,000,000 shares authorized
Common stock, $.00001 par value, 250,000,000 shares authorized
Capital stock issued and outstanding:
29,378,321 common shares (2,720,437 at December 31, 2023)
Common stock, par value	—	—
Capital in excess of par value	392,787	370,297
Accumulated deficit	(389,315)	(378,707)
Total shareholders' equity (deficit)	3,472	(8,410)
Total liabilities and shareholders’ equity (deficit)	$26,178	$27,503

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(amounts in thousands, except share and per-share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues, net	$5,946	$7,871	$20,361	$24,848
Cost of goods sold	3,102	3,921	11,184	13,327
Excise taxes and fees on products	3,432	3,873	10,324	12,388
Gross (loss) profit	(588)	77	(1,147)	(867)
Operating expenses:
Sales, general and administrative	2,547	6,939	7,814	27,058
Research and development	240	623	915	2,152
Other operating expense (income), net	2	768	(18)	622
Total operating expenses	2,789	8,330	8,711	29,832
Operating loss from continuing operations	(3,377)	(8,253)	(9,858)	(30,699)
Other income (expense):
Other income (expense), net	100	1,272	439	504
Interest income, net	3	79	26	201
Interest expense	(311)	(1,179)	(1,828)	(2,578)
Total other income (expense)	(208)	172	(1,363)	(1,873)
Loss from continuing operations before income taxes	(3,585)	(8,081)	(11,221)	(32,572)
Provision for income taxes	—	—	27	46
Net loss from continuing operations	$(3,585)	$(8,081)	$(11,248)	$(32,618)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	$(172)	$(64,639)	$640	$(78,823)
Provision for income taxes	—	—	—	—
Net income (loss) from discontinued operations	$(172)	$(64,639)	$640	$(78,823)

Net loss	$(3,757)	$(72,720)	$(10,608)	$(111,441)
Deemed dividends	(3,677)	(564)	(7,711)	(931)
Net loss available to common shareholders	$(7,434)	$(73,284)	$(18,319)	$(112,372)

Basic and diluted loss per common share from continuing operations	$(0.27)	$(6.70)	$(1.35)	$(33.35)
Basic and diluted loss per common share from discontinued operations	$(0.01)	$(53.58)	$0.08	$(80.58)
Basic and diluted loss per common share from deemed dividends	$(0.27)	$(0.47)	$(0.93)	$(0.95)
Basic and diluted loss per common share	$(0.55)	$(60.75)	$(2.20)	$(114.88)
Weighted average common shares outstanding - basic and diluted	13,507,441	1,206,368	8,316,768	978,168

Net loss	$(3,757)	$(72,720)	$(10,608)	$(111,441)
Other comprehensive income:
Unrealized gain on short-term investment securities	—	—	—	71
Foreign currency translation	—	(69)	—	(31)
Reclassification of realized losses to net loss	—	—	—	41
Other comprehensive income	—	(69)	—	81
Comprehensive loss	$(3,757)	$(72,789)	$(10,608)	$(111,360)

Table A – Reconciliations of Non-GAAP Measures

(dollars in thousands, except share and per-share data)

Below is a table containing information relating to the Company’s Net loss, EBITDA and Adjusted EBITDA for the three and nine month periods ended September 30, 2024 and 2023, including a reconciliation of these Non-GAAP measures for such periods.

	Quarter Ended
	September 30,
	Amounts in thousands ($000's)
	except share and per share data
	(UNAUDITED)
			$ Change
	2024	2023	fav / (unfav)[1]
Net loss from continuing operations	$(3,585)	$(8,081)	$4,496
Interest (income)/expense, net	308	1,100	(792)
Provision (benefit) for income taxes	—	—	—
Amortization and depreciation	249	411	(162)
EBITDA	$(3,028)	$(6,570)	$3,542
Adjustments:
Restructuring and impairment	(23)	545	(568)
Change in fair value of derivative liabilities	(23)	—	(23)
Change in fair value of warrant liabilities	(100)	(1,263)	1,163
Equity-based employee compensation expense	(4)	538	(542)
Adjusted EBITDA	$(3,178)	$(6,528)	$3,350

Adjusted EBITDA loss per common share	$(0.24)	$(5.41)	$5.18
Weighted average common shares outstanding - basic and diluted	13,507,441	1,206,368

	Year Ended
	September 30,
	Amounts in thousands ($000's)
	except share and per share data
	(UNAUDITED)
			$ Change
	2024	2023	fav / (unfav)[1]
Net loss from continuing operations	$(11,248)	$(32,618)	$21,370
Interest (income)/expense, net	1,802	2,377	(575)
Provision (benefit) for income taxes	27	46	(19)
Amortization and depreciation	762	1,137	(375)
EBITDA	$(8,657)	$(29,058)	$20,401
Adjustments:
Restructuring and impairment	(348)	545	(893)
Inventory write-down	431	—	431
Change in fair value of derivative liabilities	(482)	—	(482)
Change in fair value of warrant liabilities	(424)	(540)	116
Equity-based employee compensation expense	233	3,091	(2,858)
Adjusted EBITDA	$(9,247)	$(25,740)	$16,493

Adjusted EBITDA loss per common share	$(0.00)	$(0.03)	$0.03
Weighted average common shares outstanding - basic and diluted	8,316,768	978,168

1Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA

Table B: Net Total Debt Reconciliation

(dollars in thousands)

	September 30,	December 31,
	2024	2023
Total debt	$7,029	$13,906
Add: debt discounts and deferred issuance costs included in total debt	1,292	1,453
Total principal amount of debt outstanding	8,321	15,359
Less: Cash and cash equivalents	5,341	2,058
Net total debt (Non-GAAP)	$2,980	$13,301